EXHIBIT 10.1

Memorandum of Understanding

This Memorandum of Understanding (“MOU”) is entered into and is effective as of 9 Nov. 2006, between General Dynamics Land Systems Inc., (“GDLS”) and Force Protection Inc., (“FPI”), Individually, a “Party” and collectively, the “Parties.”

Whereas FPI is a new business which has designed and produced a mine-protected and armored vehicle called the Cougar; and,

Whereas the Government requires additional Cougar vehicles; and

Whereas FPI has limited capacity to meet these requirements and needs industry assistance in the production of FPI’s Cougar vehicles, and;

Whereas GDLS has recognized capability in combat vehicle systems integration, to include production expertise, and has available capacity at Joint Services Manufacturing Center (“JSMC”) for structure fabrication; and,

Whereas, GDLS and FPI intend to establish a relationship where FPI will be the Prime and GDLS with be the Subcontractor, for structure fabrication of two hundred (200) variants of the Cougar vehicle (“Work”).

Therefore, GDLS and FPI to the extent allowed by applicable law and regulations, agree to the following:

1.                                       Subcontractor Relationship

The Parties agree to negotiate a subcontract agreement for fabrication of the Cougar structures in accordance with the attached Term Sheet (Attachment A).

2.                                       Term and Conditions

The terms and conditions of the subcontract agreement will be mutually agreed upon by the parties for the Work which will be substantially similar to the attached form of subcontract (Attachment B).

3.                                       Expenses

Each of the Parties will bear all expenses incurred by it or on its behalf in connection with its actions pursuant to this MOU.

4.                                       Assignment

Neither Party may assign or delegate to a third party (including but not limited to any successor in interest to either Party as the result of a merger, sale or acquisition of all or substantially all of the assets or stock of either Party) such Party’s rights or obligations in connection with this MOU without the written consent of the other Party.

5.                                       Severability

This MOU will be interpreted in such manner as to be effective and valid under any applicable law and/or regulation, but if any provision of this MOU is held to be prohibited by or invalid under any applicable law and/or regulation, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this MOU.

6.                                       Entire Agreement

This MOU constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supercedes any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

7.                                       Life of the Agreement

This MOU shall be effective from the date of the last signature below.  The life of the agreement will be for five (5) years with an option to renew upon mutual agreement of the parties. The MOU may be terminated by either party upon ninety (90) days written notice.

8.                                       Confidentiality and Intellectual Property

The Parties agree to negotiate a confidentiality agreement under this MOU which shall be substantially similar to the terms of the attached confidentiality agreement (Attachment C). FPI shall at all times retain the sole and exclusive rights to the design of the Cougar vehicles or any of its derivatives or improvements, and the design, bill of materials, drawings, work instructions, transition to production plans, and technical data package relating to the Cougar vehicles whether provided by FPI, developed by GDLS from FPI information or the Work or developed by FPI and GDLS jointly (“intellectual property”) provided, however, GDLS shall own any processes developed by GDLS in the performance of the Work and FPI shall have the right to use such processes.  GDLS agrees to implement a firewall procedure, acceptable to FPI, with respect to FPI Confidential Information and Intellectual Property to prevent disclosures to other corporations, divisions, affiliates, contractors or consultants to GDLS.

9.                                       Public Relations Clause

Any news release, public announcement, advertisement, or other publicity to be released by a party in connection with this MOU must fires have the prior written approval of the other party, which approval shall not be unreasonably withheld.

10.                                 Limitations of Liability

EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTIBILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

EXCEPT FOR A VIOLATION OF ANY CONFIDENTIALITY OR INTELLECTUAL PROPERTY PROVISIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF USE, INCOME OR PROFITS, OR ANTICIPATED PROFITS OR LOST BUSINESS OR THE COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES.

11.                                 Dispute Resolution

All claims, disputes controversies, or other matter in question arising out of, connected with, or relating to the Agreement that cannot be resolved by the Parties through face to face negotiations between senior executives of each Party, will be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association then in effect.  All arbitration proceedings will be held in Delaware.  The Parties may take discovery by any mean s allowed by the Federal Rules of Civil Procedure then in effect.  The arbitrator may exclude from evidence any evidence not previously shared with the other side.  The administrative costs of any arbitration or litigation will be borne equally by the Parties pending the arbitrator’s award.  The arbitrator shall be bound by the express provisions set forth in this agreement and shall not modify any terms of this agreement or make any award of damages in excess of the amounts set forth in this agreement or grant any relief not expressly set forth in this agreement.  The determinations of the arbitrator shall be final and, except as provided by law, shall not be subject to judicial revue.  Any court of competent jurisdiction may enforce any award or determination rendered by the arbitrator.  The language to be used in the arbitral proceedings shall be English.  The arbitrator shall not have the authority to award consequential damages of any sort (which are defined to include, without limitation, damages for lost profits, damages for delay, damages for lost opportunities and the like) or punitive exemplary damages of any sort.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to its conflict of law principles.

In Witness Whereof, the Parties have executed this MOU

General Dynamics Land Systems Inc.	Force Protection, Inc.

/s/ David K. Heeber	/s/ Gordon McGilton
Name: David K. Heeber	Name: Gordon McGilton
Title: President, GDLS	Title: CEO
Date: November 9, 2006	Date: November 9, 2006

Attachment A:  Term Sheet

GDLS/FPI Subcontractor Relationship for Cougar Production

GDLS’ Scope

1) Exclusively for a minimum of two hundred (200) Cougar variants GDLS intends to fabricate, blast and paint the crew capsule, install the spall liner, and deliver to an FPII designated final assembly location.

2) GDLS will busy all material and services and manage the supply chain for GDLS’entire content. Alternatively, upon mutual agreement, FPI may buay all material, manage the supply chain and provide to GDLS.

3) GDLS scope may include procurement of additional material as mutually agreed (e.g. Weapon Station or other special equipment for mission variants).

4) Price lead-time and delivery schedules will be mutually agreed at the time of negotiation of the subcontract.

5) Respond to an RFQ for the Work.

FPI SCOPE

1) Provide GDLS with the Confidential Information and Intellectual Property associated with the capsule of the Cougar vehicle to be fabricated by GDLS.

2) Provide GDLS with an RFQ for the Work.

Other Conditions of this Agreement

1) GDLS will be FPIIs subcontractor for GDLS’ content, except for:

a) capsule fabrication to be completed by FPI

b) ILAV vehicles covered under the current teaming obligation with BAE

c) Work outside of GDLS’ scope (e.g. automotive, final assembly, capsule fabrication by FPII or its subcontractors)

2) GDLS will not use any of FPIIs Confidential Information or Intellectual Property except for performance of the Work.

Not Included in this Agreement

1) Fabrication and integration of Buffalo, Mastiff or Cheetah

2) Cougar and its variants service and support work.